SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report:  June 10, 2004

SurgiLight, Inc.
(Exact Name of Registrant as specified in its charter)

Florida				000-24897		   35-1990562
(State of Incorp)		(Comm file No.)	       (IRS Employer
								ID Number)

12001 Science Drive, Suite 140, Orlando, FL  32826
(Address of Principal Offices)

Registrant's telephone number: (407) 482-4555



Item 4.		Changes in Registrant's Certifying Accountants

	 Registrant has changed, effective June 10, 2004, its Certifying Accountant from Moore Stephens Lovelace, P.A. to Richard L. Brown & Company, P.A. The change in accountants was recommended and approved by the audit committee of the Board of Directors.

The principal accountant's reports on the financial statements for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles, except for the expression of substantial doubt about the Registrant's ability to continue as a going concern.

During the two most recent fiscal years and all subsequent interim periods preceding its resignation, there were no disagreements with Moore Stephens Lovelace, P. A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moore Stephens Lovelace, P.
A. would have caused it to make reference to the subject matter of the disagreements in connection with its report.


Item 7.		Financial Statements and Exhibits.


	Schedule of Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit
No.

99.1
Letter from Moore Stephens Lovelace, P. A., to the Securities and
Exchange Commission, dated as of June 10, 2004.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


					SurgiLight, Inc.

Date:	June 10, 2004

					By:  /s/ Timothy J. Shea
						Timothy J. Shea, President





Exhibit 99.1

Moore Stephens Lovelace, P. A.
Certified Public Accountants
1201 S. Orlando Ave. (Suite 400)
Winter Park, FL 32789


June 10, 2004

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C.  20549-0404


Ladies and Gentlemen:

This letter pertains to the Form 8-K, filed by SurgiLight, Inc.
(the "Company") with respect to its termination of Moore Stephens
Lovelace, P. A. as the Company's  independent accountant.

In connection therewith, we have read the statements made by the Company in the Form 8-K in response to Item 304(a) of Regulation S-K and are in agreement with the statements concerning our firm. We have no basis to agree or disagree with other statements of the Company contained therein.

Sincerely,

/s/    Moore Stephens Lovelace, P.A.
      Orlando, Florida